Exhibit 99.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Penske Automotive Group Employee Stock Ownership 401(k) Plan

Frequently Asked Questions for Plan Participants

Penske Automotive Group, Inc. (the “Company”) has announced that it has entered into an agreement and plan of merger with Buyer (as defined below), an entity affiliated with Penske Corporation and Mitsui & Co., Ltd, to take the Company private. The following answers a few key questions for you as a participant in the Penske Automotive Group Employee Stock Ownership 401(k) Plan (the “Plan”).

What is changing with the Penske Automotive Group Stock investment option?

•	Beginning on November 23, 2026, the Penske Automotive Group Stock investment option will be closed to new investments. This is sometimes called a “freeze.”

•	After that date, no new contributions, and no transfers from other investment options, can be invested in the Penske Automotive Group Stock investment option.

•	Any shares of Company common stock already in your account will stay in your account.

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Subject to the pre-approval requirement of the Company’s insider trading policy, if it applies to you, you may continue to move money out of the Penske Automotive Group Stock investment option into any other Plan investment option at any time.

What happens to my future contributions after November 23, 2026?

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If you currently direct future contributions to the Penske Automotive Group Stock investment option and do not make a new election, beginning November 23, 2026 those contributions will be invested in the State Street Target Retirement fund that corresponds to your expected retirement year, based on the Plan’s Normal Retirement Date.

•	You can choose a different investment option for your future contributions at any time by logging in to your account at principal.com or calling 800.547.7754.

•	You will receive a separate notice from Principal with more details about this change, including information about the relevant State Street Target Retirement funds.

What happens to the Company common stock in my Plan account when the proposed transaction closes?

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At closing of the proposed transaction, each share of Company common stock held in your Plan account will be cancelled and converted into the right to receive the per-share merger consideration of $212.00 in cash, without interest, subject to the terms and conditions set forth in the agreement and plan of merger.

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That cash will remain in your Plan account and will not be paid out to you. You will receive more information before closing about how those amounts will be invested and how you can direct their investment.

Will I be able to vote on the proposed transaction?

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Yes. If you have shares of Company common stock in your Plan account as of the record date for the special meeting of the Company’s stockholders, you will have the right to instruct the Plan’s directed trustee, Principal Trust Company, how to vote the shares allocated to your account on the proposed transaction at the special meeting.

•	Before the special meeting, you will receive the proxy statement and instructions explaining how and when to provide your voting instructions.

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If you do not provide voting instructions by the deadline, the Plan provides that the trustee will vote the shares in your account in the same proportion as the voting instructions actually received from other Plan participants.

Who can I contact with questions?

•	For questions about your Plan account or investment elections, log in at principal.com or call Principal at 800.547.7754.

•	For other questions, contact Mark MacGregor at [***] or [***].

Additional Information Regarding the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction (the “proposed transaction”) involving the Company and Motown Acquisition Corp. ( “Buyer”) contemplated by the agreement and plan of merger (the “agreement and plan of merger”) by and between the Company and Buyer. In connection with the proposed transaction, the Company intends to file a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to a special meeting of shareholders to approve the proposed transaction. The definitive proxy statement (if and when available) will be mailed to the Company’s stockholders seeking their approval of the proposed transaction and other related matters. The Company, Buyer and certain of their affiliates also intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement, Schedule 13E-3, or any other document the Company, Buyer, Penske Corporation or Mitsui may file with the SEC in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or any other person or the solicitation of any vote or approval.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, Schedule 13E-3 and any other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, shareholders of the Company may obtain free copies of such documents by accessing the Investor Relations portion of the Company’s website at https://investors.penskeautomotive.com/financials/sec-filings.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2026 annual meeting of the stockholders of the Company, filed with the SEC on March 20, 2026 (the “Annual Meeting Proxy Statement”), under the sections “Proposal 1 – Election of Directors,” “Executive Officers,” “Executive Compensation,” “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” and other documents subsequently filed by the Company with the SEC. Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended) are disclosed under the heading titled “Related Party Transactions” in the Annual Meeting Proxy Statement. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information set forth in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Beneficial Ownership on Forms 3 and 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement regarding the approval of the proposed transaction and other relevant documents to be filed with the SEC, including the Schedule 13E-3, if and when they become available. These documents will be available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication may include statements that are not statements of historical fact, or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the proposed transaction. In many cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside the Company’s and Buyer’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements.  Such forward-looking statements include, but are not limited to: the ability of Buyer and the Company to complete the transactions contemplated by the agreement and plan of merger, including the parties’ ability to satisfy the conditions set forth in the agreement and plan of merger; statements about the expected timetable for completing the transaction, Buyer’s and the Company’s beliefs and expectations and statements about the benefits sought to be achieved in Buyer’s proposed acquisition of the Company, the potential effects of the acquisition on each of Buyer and the Company; as well as the possibility of any termination of the agreement and plan of merger. These statements are based upon the current beliefs and expectations of Buyer’s and the Company’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the possibility that Buyer’s committed debt financing will not be available; uncertainties as to how many of the Company’s shareholders will vote in favor of the proposed transaction; the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; the effects of disruption from the transactions contemplated by the agreement and plan of merger and the impact of the announcement and pendency of the transactions on the Company’s business, including the ability of the Company to attract, retain and hire key personnel and to maintain relationships with customers, suppliers and others with whom the Company does business, employee departures, diversion of management’s time and attention from ordinary course business operations, or certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the risk that there may be unexpected costs, charges or expenses resulting from the proposed transaction; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; and the impact of tariffs. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and its other filings made with the SEC. These and other filings made by the Company with the SEC are available at www.sec.gov.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.